================================================================================
   As Filed With the Securities and Exchange Commission on September 22, 1997
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SONUS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                        95-4343413
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

          22026 20th Avenue, S.E., Suite 102, Bothell, Washington 98021
               (Address of Principal Executive Offices) (Zip Code)


              INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND
                      RESTRICTED STOCK PURCHASE PLAN -1991
                           (Full titles of the plans)

                     Steven C. Quay, M.D., Ph.D., President,
                      Chief Executive Officer and Secretary
                           Sonus Pharmaceuticals, Inc.
          22026 20th Avenue, S.E., Suite 102, Bothell, Washington 98021
                    (Name and address of agent for service)
                                 (206) 487-9500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                K.C. Schaaf, Esq.
                            Christopher D. Ivey, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000

                         CALCULATION OF REGISTRATION FEE

Title of Securities    Amount To Be     Proposed Maximum    Proposed Maximum     Amount of
 To Be Registered    Registered(1)(2)       Offering           Aggregate      Registration Fee
                                         Price Per Share     Offering Price
 ----------------    ----------------    ---------------     ---------------  ----------------
   Common Stock,
  $0.001 par value    774,810 shares           (3)         $15,991,658.74(3)     $4,845.96


================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1991 (the "1991 Plan").

(2) 546,017 shares of Common Stock available for grant under the 1991 Plan were registered on a Registration Statement on Form S-8 on December 15, 1995 (Registration No. 33-08623).

(3) In accordance with Rule 457(h), the aggregate offering price of 678,716 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1991 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $18.35 per share. With respect to the remaining 96,094 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options which Registrant is authorized to issue under its 1991 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on September 17, 1997, which was $36.81 per share.

                                Page 1 of 6 Pages
                             Exhibit Index on Page 4

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-80623) are incorporated herein by reference.

Item 8.  Exhibits.

        The following exhibits are filed as part of this Registration Statement:


        Number               Description
        ------               -----------
         5.1          Opinion of Stradling, Yocca, Carlson & Rauth, a
                      Professional Corporation, Counsel to the
                      Registrant.

        23.1          Consent of Stradling, Yocca, Carlson & Rauth, a
                      Professional Corporation (included in the Opinion filed as Exhibit 5.1).

        23.2 Consent of Ernst & Young LLP, independent auditors.

        24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 19th day of September, 1997.


                                        SONUS PHARMACEUTICALS, INC.


                                        By:    /s/ Steven C. Quay, M.D., Ph.D.
                                           ------------------------------------
                                              Steven C. Quay, M.D., Ph.D.,
                                              Chief  Executive Officer,
                                              President and Secretary




                                POWER OF ATTORNEY

        We, the undersigned officers and directors of SONUS Pharmaceuticals, Inc., do hereby constitute and appoint Steven C. Quay and Gregory Sessler, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Steven C. Quay, M.D., Ph.D.      Chief Executive Officer, President,         September 19, 1997
--------------------------------
Steven C. Quay, M.D., Ph.D.          Secretary and Director (Principal
                                     Executive Officer)


/s/ Gregory Sessler                  Chief Financial Officer (Principal          September 19, 1997
--------------------------------
Gregory Sessler                      Financial and Principal Accounting
                                     Officer)


/s/ Donald B. Midler                 Director                                    September 19, 1997
--------------------------------
Donald B. Midler


/s/ Harry A. Shoff                   Director                                    September 19, 1997
--------------------------------
Harry A. Shoff


/s/ Dwight Winstead                  Director                                    September 19, 1997
--------------------------------
Dwight Winstead

                                  EXHIBIT INDEX

   Exhibit                                                                       Sequential
   Number              Description                                               Page Number
   ------              -----------                                               -----------
    5.1                Opinion of Stradling, Yocca, Carlson & Rauth, a                5
                       Professional Corporation, Counsel to the Registrant.

   23.1                Consent of Stradling, Yocca, Carlson & Rauth, a               ___
                       Professional Corporation (included in the Opinion filed
                       as Exhibit 5.1).

   23.2                Consent of Ernst & Young LLP, independent auditors             6

   24.1                Power of Attorney included on signature page to the           ___
                       Registration Statement at page S-1).